Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 26, 2020, by and among Great Elm Capital Group, Inc., a Delaware corporation (the “Company” which term shall include any continuing or surviving entity, holding company or reincorporation entity, as the case may be, following an Exempt Transaction (as defined in the Securities (defined below)), and the undersigned buyers (each individually, a “Buyer” and together, the “Buyers”).

WHEREAS:

A.    Pursuant to the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Buyers at the Closing (as defined in the Securities Purchase Agreement) the aggregate principal amount of 5.0% Convertible Senior PIK Notes due 2030 (the “Securities”), which Securities are convertible into cash or shares of the Company’s common stock, par value $0.001 per share (the “Common Stock,” and the shares of Common Stock issuable pursuant to the terms of the Securities upon conversion, the “Conversion Shares”), set forth on the Schedule of Buyers to the Securities Purchase Agreement.

B.    To induce the Buyers to purchase the Securities pursuant to the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, or any similar successor statutes and the rules and regulations thereunder (collectively, the “Securities Act”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1.    DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a)    “Affiliate” means, as to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise.

(b)    “Agent” means the principal placement agent on an agented placement of Registrable Securities.

(c)    “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(d)    “Closing Date” means the date of the issuance of the Securities pursuant to the Securities Purchase Agreement.

(e)    “Cutback Effectiveness Date” means the date a Cutback Registration Statement is declared effective by the SEC.

(f)    “Cutback Filing Deadline” means, if Cutback Shares are required to be included in a Cutback Registration Statement, the date that is the earlier of (i) the later of (A) six (6) months from the Initial Effectiveness Date or the then-most recent Cutback Effectiveness Date, as applicable, and (B) sixty (60) days after the Company has been informed that substantially all of the Registrable Securities held by the Investors included in any Registration Statements previously declared effective hereunder have been sold in accordance therewith, or (ii) the first date on which the Company is then permitted by the SEC to register such Cutback Shares.

(g)    “Cutback Registrable Securities” means, (i) any Cutback Shares not previously included in a Registration Statement, and (ii) any shares of capital stock of the Company issued or issuable with respect to such Cutback Shares, as applicable, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that any Cutback Registrable Securities shall cease to be Cutback Registrable Securities when (x) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities are disposed of in accordance with such Registration Statement, or (y) such securities are sold in accordance with Rule 144, or (z) all of such securities are eligible to be sold by the holder thereof pursuant to Rule 144 without limitation, restriction or condition (including any current public information requirement) thereunder.

(h)    “Cutback Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering any Cutback Registrable Securities (which shall include, at any particular time, each document incorporated or deemed to be incorporated by reference therein).

(i)    “Cutback Required Registration Amount” means the lesser of (i) any Cutback Shares not previously included in a Registration Statement, and (ii) such number of Registrable Securities as the Company is then permitted by the SEC to register pursuant to Rule 415.

(j)    “Cutback Shares” means, at any time on or after the Initial Effectiveness Date, any of the Registrable Securities not included in all Registration Statements previously declared effective hereunder as a result of a limitation on the maximum number of shares of Common Stock permitted by the SEC to be registered pursuant to Rule 415.

(k)    “Effectiveness Date” means the Initial Effectiveness Date or a Cutback Effectiveness Date, as applicable.

(l)    “Exchange Act” means, collectively, the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statutes.

(m)    “Effectiveness Deadline” means the Initial Effectiveness Deadline, a Cutback Effectiveness Deadline or a Subsequent Effectiveness Deadline, as applicable.

(n)    “Filing Deadline” means the Initial Filing Deadline or a Subsequent Filing Deadline, as applicable.

(o)    “Governmental Authority” means the government of the United States of America or the government of any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of its subsidiaries, or any of their respective properties, assets or undertakings.

(p)    “Initial Effectiveness Date” means the date the Initial Registration Statement is declared effective by the SEC.

(q)    “Initial Effectiveness Deadline” means the date that is one hundred and eighty (180) days after the Closing Date, unless the Required Holders agree in writing to extend such deadline at the Company’s request.

(r)    “Initial Filing Deadline” means the date that is thirty (30) days after the Closing Date.

(s)    “Initial Registration Statement” means a Registration Statement or Registration Statements filed under the Securities Act pursuant to Section 2(a) hereof covering the Registrable Securities (which shall include, at any particular time, each document incorporated or deemed to be incorporated by reference therein).

(t)    “Initial Required Registration Amount” means the lesser of (i) 100% of the Registrable Securities as of the trading day immediately preceding the applicable date of determination, or (ii) such maximum number of Registrable Securities as the Company is then permitted to register by the SEC.

(u)    “Investor” means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and such a transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

(v)     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or any other legal entity.

(w)    “Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

(x)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

(y)    “Registrable Securities” means (i) the maximum number of Conversion Shares initially issuable upon conversion of the Securities (assuming the (x) maximum Conversion Rate (as defined in the Securities) as it may be increased in accordance with the terms of the Securities and (y) Company elects, upon each conversion of Securities, to deliver solely Conversion Shares, other than cash in lieu of any fractional shares, in settlement of such conversion and (z) and the Company elects to pay all interest on the Securities by issuing additional Securities); (ii) any shares of Common Stock beneficially owned by a Purchaser or its Affiliates on the date of this Agreement (the “Owned Shares”) and (iii) any shares of capital stock of the Company (or any successor or assign of the Company, whether by merger, reorganization, consolidation, sale of assets or otherwise) which may be issued or issuable with respect to, in exchange for, or upon the exercise or conversion of the Securities, the Conversion Shares or the Owned Shares, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that any Registrable Securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities has become effective under the Securities Act and such securities are disposed of in accordance with such Registration Statement, (b) such securities are sold in accordance with Rule 144 or an applicable exemption from registration under the Securities Act, or (c) all of such securities are eligible to be sold by the holder thereof pursuant to Rule 144 without limitation, restriction or condition (including any current public information requirement) thereunder, or (d) when such securities are sold to the Company.

(z)    “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities and the resale thereof (which shall include, at any particular time, each document incorporated or deemed to be incorporated by reference therein).

(aa)    “Required Holders” means the holders of two-thirds of the Registrable Securities, excluding solely for the purpose of this definition, Owned Shares; provided that a Person shall be deemed, for this purpose, to hold any Registrable Securities issuable upon conversion of any Securities held by such Person.

(bb)    “Required Registration Amount” means either the Initial Required Registration Amount or a Cutback Required Registration Amount, as applicable.

(cc)    “Rule 144” means Rule 144 under the Securities Act or any successor rule.

(dd)    “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

(ee)    “SEC” means the U.S. Securities and Exchange Commission.

(ff)    “Selling Holders” means, with respect to a Shelf Offering, the Investors whose Registrable Securities are proposed to be included in such Underwritten Shelf Offering.

(gg)    “Underwriters’ Representative” means the managing underwriter, or in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters’ Representative by the co-managers.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities.

2.    REGISTRATION.

(a)    Initial Mandatory Registration. The Company shall prepare, and, as soon as reasonably practicable, but in no event later than the Initial Filing Deadline, file with the SEC a “shelf” Registration Statement on Form S-3 (or on Form S-1, if Form S-3 is not then available for the registration of the resale of Registrable Securities hereunder) in accordance with Rule 415 covering the resale of the Registrable Securities. The Initial Registration Statement prepared pursuant hereto shall register for resale at least the number of Registrable Securities equal to the Initial Required Registration Amount determined as of the date the Initial Registration Statement is initially filed with the SEC (subject to subsequent reduction if directed by the staff of the SEC). The Company shall use commercially reasonable efforts to have the Initial Registration Statement declared effective by the SEC as soon as reasonably practicable, but in no event later than the Initial Effectiveness Deadline. Neither the Company nor any securityholder of the Company (other than the Investors) may include securities in any Registration Statement required pursuant to this Agreement or any Prospectus thereunder.

(b)    Cutback Mandatory Registrations. The Company shall prepare, and, as soon as reasonably practicable, but in no event later than each Cutback Filing Deadline, file with the SEC a Cutback Registration Statement on Form S-3 (or on Form S-1, if Form S-3 is not then available for the registration of the resale of Registrable Securities hereunder) covering the resale of the number of Cutback Registrable Securities equal to the Cutback Required Registration Amount. To the extent the staff of the SEC does not permit all of the Cutback Registrable Securities to be registered on a Cutback Registration Statement, the Company shall file Cutback Registration Statements successively trying to register on each such Cutback Registration Statement the maximum number of remaining Cutback Registrable Securities until all of the Cutback Registrable Securities have been registered with the SEC. Each Cutback Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Cutback Required Registration Amount as of the date such Cutback Registration Statement is initially filed with the SEC. The Company shall use commercially reasonable efforts to have each Cutback Registration Statement declared effective by the SEC as soon as reasonably practicable following the filing thereof, but in no event later than sixty (60) days following the filing thereof (a “Cutback Effectiveness Deadline”).

(c)    Allocation of Registrable Securities. If the number of Registrable Securities included in any Registration Statement is subject to reduction at the direction of the staff of the SEC, such number of Registrable Securities included in any such Registration Statement shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor that are to be included in such Registration Statement. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Registrable Securities included in a Registration Statement and which remain allocated to any Person that ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. For purposes hereof, the number of Registrable Securities held by an Investor includes all Registrable Securities issuable upon conversion of Securities held by such Investor, without regard to any limitation on the conversion of the Securities. In no event shall the Company include any securities other than Registrable Securities in any Registration Statement without the prior written consent of the Required Holders.

(d)    Legal Counsel. The Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2, which legal counsel shall be reasonably acceptable to the Company (“Legal Counsel”). The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations under this Agreement.

(e)    Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of any Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Required Holders and provide that any Registration Statement on Form S-1 filed hereunder shall incorporate documents by reference (including by way of forward incorporation by reference) to the maximum extent possible and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f)    Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) or Section 2(b) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(c), the Company shall promptly inform each Investor whose Registrable Securities are not fully covered by such Registration Statement and, as soon as reasonably practicable, but in any event (other than with respect to Cutback Shares) not later than twenty five (25) days after the necessity therefor arises, or (if later) the first date on which the Company is then permitted to file such Registration Statement by the SEC (a “Subsequent Filing Deadline”) amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover Registrable Securities consisting of at least that number of shares of Common Stock equal to 100% of the number of Registrable Securities as of two (2) trading days immediately preceding the date of the filing of such amendment or new Registration Statement. The Company shall use commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as reasonably practicable following the filing thereof, but in any event (other than with respect to Cutback Shares) not later than sixty (60) days following the filing thereof (a “Subsequent Effectiveness Deadline”). For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if as of any date of determination, the number of shares of Common Stock available for resale under the Registration Statement is less than 100% of the number of the Registrable Securities.

(g)    Effect of a Failure to File and Obtain and Maintain Effectiveness of Registration Statement.

(i)    If (A) a Registration Statement covering Registrable Securities and required to be filed by the Company pursuant to Section 2(a), Section 2(b) or Section 2(f) of this Agreement is not (I) filed with the SEC on or before the applicable Filing Deadline (a “Filing Failure”) or (II) declared effective by the SEC on or before the applicable Effectiveness Deadline (an “Effectiveness Failure”) or (B) on any day after a Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(q)(iv))) pursuant to such Registration Statement (including because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to comply with Section 2(f)) (a “Maintenance Failure,” and each of a Filing Failure, an Effectiveness Failure and a Maintenance Failure being referred to as a “Registration Default”), then the Company shall pay, as partial liquidated damages (but not as a penalty) to any Investor holding Registrable Securities by reason of any such delay in or reduction of its ability to sell its Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), an amount in cash equal to one percent (1.0%) of the aggregate purchase price paid pursuant to the Securities Purchase Agreement for such holder’s Securities that are convertible into Registrable Securities required to be included in such Registration Statement on each of the following dates: (1) the initial day of a Filing Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until such Filing Failure is cured; (2) the initial day of an Effectiveness Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; and (3) the initial day of a Maintenance Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until such Maintenance Failure is cured. Calculations under this Section 2(g) shall be made on a 30-day month 360 day basis (“on a 30/360 basis”). In no event will the Company be required under this Section 2(g) to make payments in an aggregate amount that exceeds five percent (5.0%) of the aggregate purchase price paid pursuant to the Securities Purchase Agreement.

(ii)    The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of the lesser of one and one-half percent (1.5%) per month (prorated for partial months) on a 30/360 basis. Registration Delay Payments shall be paid on the earlier of (A) the respective dates set forth above in Section 2(g)(i) above and (B) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured.

(iii)    No Filing Failure or Effectiveness Failure, as applicable, shall be deemed to have occurred and be continuing, and no Registration Delay Payments shall accrue (an “Information Failure Suspension”) to the extent such Filing Failure or Effectiveness Failure is solely the result of information supplied by an Investor or the failure of an Investor to supply required information (collectively, an “Information Failure”); provided that an Information Failure Suspension shall only be in place until the Information Failure is cured.

(h)    Underwritten or Agented Shelf Offerings. Subject to Section 3(q), upon the written request (“Shelf Offering Notice”) of an Investor or multiple Investors (the “Requesting Investors”) to the Company from time to time during the Shelf Effectiveness Period, the Company will use commercially reasonable efforts to facilitate an underwritten (whether on a “firm,” “best efforts” or “all reasonable efforts” basis or otherwise) or agented “takedown” of Registrable Securities off of the Registration Statement by such Investor(s) (an “Shelf Offering”) by amending or supplementing the Prospectus related to the Registration Statement as may be reasonably requested by such Investor as promptly as reasonably practicable upon receipt of the Shelf Offering Notice and taking other actions contemplated by Section 3 that may be applicable to such Underwritten Shelf Offering; provided, however, that any Shelf Offering Notice must relate to an Underwritten Shelf Offering in a minimum amount of twenty million dollars ($20,000,000) based on the closing price of the Registrable Securities on the Trading Day immediately preceding the date of the Shelf Offering Notice. In any Shelf Offering, the Requesting Investors shall have the right to select the underwriter or underwriters and manager or managers or, with respect to an agented offering, the placement agent or agents, provided, however, that each Person so selected shall be reasonably acceptable to the Company.

(i)    Notice to Investors. Within two (2) Business Days of the Shelf Offering Notice, the Company shall give written notice of the proposed Shelf Offering to all Investors (other than the Requesting Investors) which notice shall, subject to the Investor agreeing in writing to keep such information confidential, describe the amount Registrable Securities to be included in such Shelf Offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s) or Agent, if any, of the offering, and (ii) offer to the Investors in such notice the opportunity to include in such Shelf Offering such number of Registrable Securities as such Investor may request in writing within five (5) Business Days following receipt of such notice. Investors that have requested to have their Registrable Securities be included in the Shelf Offering pursuant to this Section 2(i) (the “Other Shelf Offering Investors”) shall (i) in connection with such Shelf Offering enter into an underwriting or agency agreement, as applicable, in reasonable and customary form with the underwriter(s) or Agent (ii) complete and execute all questionnaires, powers-of-attorney, indemnities, opinions and other documents reasonably required under the terms of such underwriting agreement or agency agreement, as applicable. If at any time after giving written notice of their intention conduct a Shelf Offering, the Requesting Investors shall determine for any reason to discontinue such Shelf Offering, they shall provide written notice to the Company of such determination, but shall have no obligation to proceed with such Shelf Offering.

(j)    Priority on Shelf Offerings. If the Underwriters’ Representative or Agent of a requested underwritten or agented Shelf Offering advises the Requesting Investors in writing that the dollar amount or number of shares of Common Stock the Requesting Investors desire to sell, taken together with the number of Registrable Securities desired to be sold by the Other Shelf Offering Investors exceeds the maximum dollar amount or maximum number of securities that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Threshold”), then Registrable Securities to be included in any such Shelf Offering shall be reduced to that number of Registrable Securities that the Requesting Investors and the Other Shelf Offering Investors desire to sell, pro rata among the participating Investors on the basis of the number of Registrable Securities owned by each such participating Investor, that can be sold without exceeding the Maximum Threshold.

(k)    Limitation on Shelf Offerings. The Investors shall not be entitled to conduct a Shelf Offering on more than one occasion in any six-month period.

(l)    Exempt Transaction. In the event of an Exempt Transaction (as defined in the Securities) to the extent Registrable Securities are still outstanding and the Company’s Common Stock is no longer registered under the Exchange Act or listed on a national securities exchange, the continuing or surviving entity, holding company or reincorporation entity, as the case may be, immediately after the consummation of the Exempt Transaction whose shares of common stock are registered under the Exchange Act and listed on a national securities exchange will register the Conversion Shares as soon as is reasonably practicable. For the avoidance of doubt, such period between the closing of the Exempt Transaction and the filing of any additional registration statement, if any, by the Company with regards to the Registrable Securities shall not constitute a Registration Default and the provisions of Section 2(g) shall not be applicable.

3.    RELATED OBLIGATIONS. At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), Section 2(b) or Section 2(f), or effect a Shelf Offering pursuant to Section 2(h), the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities or conduct the Shelf Offering in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)    The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the applicable Registrable Securities (but in no event later than the applicable Filing Deadline) and use commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing (but in no event later than the applicable Effectiveness Deadline). The Company shall use commercially reasonable efforts to respond to written comments received from the SEC upon a review of a Registration Statement within ten (10) Business Days. If the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and the effectiveness of such Registration Statement may be accelerated, the Company shall, subject to Section 3(c), file with the SEC a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within two (2) Business Days after the date that the Company is so notified by the SEC. No later than the second Business Day after such Registration Statement becomes effective, the Company will file with the SEC the final Prospectus included therein pursuant to Rule 424 (or successor thereto) promulgated under the Securities Act. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which all of the Investors may sell all of the Registrable Securities covered by such Registration Statement pursuant to Rule 144 without limitation, restriction or condition (including any current public information requirement) thereunder, (ii) the date on which the Investors have sold all of the Registrable Securities covered by such Registration Statement in accordance with such Registration Statement or pursuant to Rule 144 and (iii) the date that all Registrable Securities have ceased to be Registrable Securities (the “Registration Period”). Such Registration Statement shall contain a “plan of distribution” section and a “selling stockholder” section, in each case approved by Legal Counsel and no Investor shall be named as an “underwriter” in the Registration Statement without such Investor’s prior written consent. Such Registration Statement (including any amendments or supplements thereto and any Prospectuses (preliminary, final, summary or free writing)) contained therein or related thereto shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(b)    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement during the Registration Period. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 8-K, Form 10-Q, Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC within two (2) Business Days after the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. The Company shall promptly notify Legal Counsel and each Investor that holds Registrable Securities of any request by the SEC or any other Governmental Authority, during the period of effectiveness of a Registration Statement, for amendments or supplements to such Registration Statement or related Prospectus or for additional information.

(c)    The Company shall (A) permit Legal Counsel to review and comment upon (i) the Initial Registration Statement at least four (4) Business Days prior to its filing with the SEC, and (ii) all other Registration Statements and all amendments and supplements to all Registration Statements (except for amendments or supplements with respect to annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and any similar or successor reports) within two (2) Business Days prior to their filing with the SEC, and (B) not file any document, Registration Statement, amendment or supplement described in the foregoing clause (A) in a form to which Legal Counsel reasonably objects. The Company shall provide Legal Counsel one (1) Business Day notice prior to submitting any request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto. The Company shall promptly furnish to Legal Counsel copies of any correspondence from the SEC to the Company or its representatives relating to any Registration Statement and shall provide Legal Counsel the opportunity to review and comment upon the Company’s responses to any such correspondence. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d)    The Company shall furnish to each Investor, upon request, without charge, such documents, including copies of any Prospectus (preliminary, final, summary or free writing), as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

(e)    The Company shall use commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investors of the Registrable Securities covered by a Registration Statement under the securities or applicable state blue sky or state securities laws (“Blue Sky”) of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions or obtain exemptions from the registration and qualification requirements of such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any jurisdiction, or (z) file a general consent to service of process in any jurisdiction in which it is not currently so qualified or subject to general taxation or has not currently so consented. The Company shall promptly notify Legal Counsel and each Investor that holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification (or exemption from qualification) of any of the Registrable Securities for sale under the securities or Blue Sky laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f)    The Company shall notify Legal Counsel and each Investor that holds Registrable Securities of the happening of any event, as promptly as reasonably practicable after becoming aware of such event but in any event no later than the next Business Day, as a result of which, in the case of a Registration Statement, it includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus included in a Registration Statement, it includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made (provided that in each notice the Company shall not disclose any material non-public information to any Investor unless otherwise requested in writing by such Investor which Investor agrees in writing to hold such information in confidence until such time as it is disclosed in the Company’s sole discretion), and, subject to Section 3(q), promptly prepare and file with the SEC a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (promptly providing written notice of such effectiveness to each Investor), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or related information and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By 5:30 p.m. New York City time on the date following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement.

(g)    The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement (other than during an Allowable Grace Period, as defined below), or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and to notify Legal Counsel and each Investor of the issuance of such order or suspension and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h)    If any Investor is required under applicable securities laws to be described in the Registration Statement as an underwriter or an Investor believes that it could reasonably be deemed to be an underwriter of Registrable Securities, at the reasonable request of such Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Investors.

(i)    The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) as otherwise permitted by such Investor. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j)    The Company shall use commercially reasonable efforts to cause all the Registrable Securities covered by a Registration Statement to be listed on each securities exchange or trading market on which securities of the same class or series issued by the Company are listed, and with the same CUSIP. For the avoidance of doubt, and subject to Section 5, the Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(k)    The Company shall cooperate with the Investors that hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such names and denominations or amounts, as the case may be, and/or the timely issuance of the Registrable Securities to be offered pursuant to a Registration Statement through the Direct Registration System (DRS) of The Depository Trust Company (the “DTC”) or crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with DTC through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as each Investor may reasonably request.

(l)    The Company shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the applicable Registration Statement.

(m)    If requested by an Investor, the Company shall (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as such Investor requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to such Investor, the number of Registrable Securities being offered or sold, the purchase price being paid therefor, underwritten Shelf Offerings, and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or amend any Registration Statement as reasonably requested by such Investor provided, however, that the Company will have no obligation to add Investors to the Initial Registration Statement as selling stockholders more frequently that one time per every sixty (60) days.

(n)    The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)    Within two (2) Business Days after a Registration Statement which covers applicable Registrable Securities is declared effective by the SEC, the Company shall deliver to the transfer agent for such Registrable Securities (and provide written notice to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC; provided that if the Company changes its transfer agent, it shall immediately deliver any previously delivered notices under this Section 3(o) and any subsequent notices to such new transfer agent.

(p)    The Company cooperate with the Investors and the underwriters or Agents, if any, with respect to, and shall make all required filings with, the Financial Industry Regulatory Authority (“FINRA”) pursuant to FINRA Rule 5110 or otherwise (including providing all required information and paying required fees thereto), as and when requested by any Investor, and make all other filings and take all other actions reasonably necessary to expedite and facilitate the disposition by the Investors of Registrable Securities pursuant to a Registration Statement, including promptly responding to any comments received from FINRA.

(q)    Grace Period.

(i)    Notwithstanding anything to the contrary in Section 3(f), and subject to the provisions of this Section 3(q) and a good faith determination by the board of directors of the Company that it is in the best interests of the Company to suspend the use of any Registration Statement, following the effectiveness of such Registration Statement (and the filings with any federal or state securities commissions), the Company, by written notice to the Investors, may direct the Investors to suspend sales of the Registrable Securities pursuant to such Registration Statement for such times as the Company reasonably may determine is necessary and advisable ( a “Grace Period”), if any of the following events shall occur (each, a “Grace Period Event”):

(1)

there is material non-public information regarding the Company which (A) the board of directors of the Company determines not to be in the Company’s best interest to disclose, (B) would, in the good faith determination of the Company, require any revisions to the Registration Statement so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) which the Company is not otherwise required to disclose;

(2)

there is a significant bona fide business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business), including any significant merger, consolidation, tender offer or other similar transaction) available to the Company which the Company determines not to be in the Company’s best interest to disclose; or

(3)

the Company is required to file a post-effective amendment to a Registration Statement to incorporate the Company’s quarterly or annual reports or audited financial statements on Forms 10-Q and 10-K; provided that no Grace Period permitted pursuant to this clause (3) shall continue for more than five (5) consecutive Business Days.

(ii)    The Company shall (A) promptly provide written notice to the Investors of the occurrence giving rise to a Grace Period (provided that if such Grace Period occurs pursuant to Section 3(q)(i)(1) and 3(q)(i)(2), the Company shall not disclose the content of such material non-public information) and the date on which the Grace Period will begin (a “Grace Period Notice”), and (B) as soon as such date may be determined, promptly provide written notice to the Investors of the date on which the Grace Period ends (an “End of Grace Period Notice”).

(iii)    Any Grace Period Notice shall state that such Grace Period shall continue only for so long as the Grace Period Event or its effect is continuing and that the Company is taking all reasonable steps to terminate suspension of the effectiveness of the Registration Statement as promptly as possible. The Investors shall not affect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after it has received a Grace Period Notice from the Company and prior to receipt of an End of Grace Period Notice. The Investors may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) upon receipt of an End of Grace Period Notice from the Company, which notice shall be given by the Company promptly following the conclusion of any Grace Period Event.

(iv)    No Grace Period shall (A) exceed forty-five (45) consecutive days, (B) during any three hundred sixty-five (365) day period, exceed an aggregate of seventy-five (75) days, and (C) have its first day occur less than ten (10) trading days after the last day of any prior Grace Period (each Grace Period that satisfies all of the requirements of this Section 3(q)(iv) being referred to as an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive a Grace Period Notice and shall end on and include the later of the date the Investors receive the End of Grace Period Notice and the date referred to in such notice. The provisions of Section 3(f) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

(v)    Upon the earlier to occur of (A) the Company delivering to the Investors an End of Grace Period Notice or (B) the end of the maximum permissible Grace Period, the Company shall use commercially reasonable efforts to promptly amend or supplement the Registration Statement on a post-effective basis, if necessary, or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Investors to resume sales of the Registrable Securities as soon as possible.

(r)    The Company shall make available to its stockholders, as soon as practicable but no later than ninety (90) days following the end of the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of each Registration Statement filed pursuant to this Agreement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(s)    If a disposition of Registrable Securities takes the form of an underwritten or agented offering, any “bought deal” or block trade, promptly enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and promptly take all other customary actions at such times as customarily occur in similar registered offerings in order to facilitate the disposition of such Registrable Securities and in connection therewith, including:

(i)    make such representations and warranties to the Selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers in similar underwritten offerings;

(ii)    obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Selling Holders and the Underwriter’s Representative or Agent, if any) addressed to each Selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Selling Holders and the Underwriter’s Representative or Agent, and the Company shall furnish to each Selling Holder a signed counterpart of any such legal opinion;

(iii)    obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the Selling Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings, and the Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter; and

(iv)    use commercially reasonable efforts to obtain executed lock-up agreements from the officers and directors of the Company and from the holders of more than 5% of the Company’s equity securities (who are, or whose associated persons are, bound by the Company’s insider trading policy), if requested by the underwriters.

(t)    The Company shall make the Company’s executive officers available for customary presentations to investors to discuss the affairs of the Company at times that may be mutually and reasonably agreed upon (including to the extent customary, senior management participation in due diligence calls with the underwriters (or Agent) and their counsel and, in the case of any marketed underwritten offering, participation in any road show as reasonably requested by the Underwriters’ Representative for such offering), and provide the Holders, the underwriters and their respective counsel, accountants and other advisors (the “Inspectors”) reasonable access to its books and records as shall be reasonably requested in order to conduct a reasonable due diligence investigation within the meaning of the Securities Act with respect to any applicable Registration Statement; provided, that such Inspectors agree to keep such information confidential (subject to customary exceptions) unless the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement;

(u)    The Company shall take such other actions as any of the Investors may reasonably request in order to expedite and facilitate the disposition of the Registrable Securities covered by a Registration Statement.

4.    OBLIGATIONS OF THE INVESTORS.

(a)    At least five (5) Business Days prior to the first anticipated filing date of a Registration Statement and at least three (3) Business Days prior to the filing of any amendment or supplement to a Registration Statement, the Company shall notify each Investor in writing of the information, if any, the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement or, with respect to an amendment or a supplement, if such Investor’s Registrable Securities are included in such Registration Statement (each an “Information Request”). Provided that the Company shall have complied with its obligations set forth in the preceding sentence, it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that, at least two (2) Business Days prior to the anticipated filing date, such Investor shall furnish to the Company, in response to an Information Request, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities.

(b)    Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(c)    Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f), Section 3(g), or Section 3(q), such Investor will discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or receipt of notice from the Company in writing that no supplement or amendment is required or that the Allowable Grace Period has ended. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f), Section 3(g) or Section 3(q) and for which the Investor has not yet settled.

(d)    To the extent requested in writing by the managing underwriter(s), in connection with an underwritten Shelf Offering to the public (i), each Investor, which together with its Affiliates, owns more than 5% of the outstanding Common Stock of the Company at the time of such underwritten offering agrees and will cause its Affiliates to agree, not to sell or otherwise transfer or dispose of any Registrable Securities (or other securities that are the same or similar to those being offered in connection with such public sale) of the Company held by them (other than Registrable Securities included in such offering in accordance with the terms hereof) for a period equal to the lesser of thirty (30) days following date of any underwriting agreement with respect to a Shelf Offering or such shorter period as the Underwriters’ Representative shall agree to (such lesser period, the “Lock-up Period”) and (ii) the Company shall not, and shall cause all of its officers and directors of the Company to not sell any Company securities during the Lock-up Period; and provided, further, that if any stockholder or officer or director is released from any such (or similar) “lock-up” obligations with respect to such an underwritten offering, then the Investors shall also be released simultaneously from their “lock-up” obligations. Each such agreement shall be in writing in form reasonably satisfactory to the Company and the Underwriters’ Representative. The Company may impose stop-transfer instructions with respect to the shares of Registrable Securities (or other securities of the Company) subject to the foregoing restriction until the end of the Lock-up Period.

5.    EXPENSES OF REGISTRATION. All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including all registration, listing, FINRA, Blue Sky and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, as well as any other related costs and expenses incurred in connection with the Company’s compliance with its obligations under this Agreement, shall be paid by the Company. Each Investor shall pay all fees and disbursements of its counsel and all underwriter, broker or similar fees and commissions and transfer taxes, if any, relating to the sale or disposition of such Investor’s Registrable Securities.

6.    INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement:

(a)    By the Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, their respective directors, officers, members, managers and employees and Affiliates, and each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities, as applicable, and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable and documented attorneys’ fees, amounts paid in settlement, joint or several, and any reasonable and documented expenses (collectively, “Indemnified Damages”), incurred in investigating, preparing or defending any action, claim, suit, proceeding, investigation or appeal taken from the foregoing by or before any court or Governmental Authority or other administrative or regulatory agency or body (including the SEC and any state commission or authority or self-regulatory organization or securities exchange in the United States or elsewhere), whether pending or threatened (each, a “Claim” and collectively, “Claims”), to which any of them may become subject insofar as such Claim (or actions or proceedings, whether commenced or threatened, in respect thereof) or Indemnified Damages arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, including any preliminary Prospectus, free writing Prospectus or final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto, and including all information incorporated by reference therein), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(d), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (x) shall not apply to a Claim or Indemnified Damages sought by an Indemnified Person to the extent arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any Prospectus or any such amendment thereof or supplement thereto; and (y) shall not apply to amounts paid in settlement of any Claim or Indemnified Damages if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive any transfer of Registrable Securities by any Investor pursuant to Section 9.

(b)    By the Investors. In connection with any Registration Statement in which an Investor’s Registrable Securities are included, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend the Company, each of its directors and officers that sign the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), to the same extent and in the same manner as is set forth in Section 6(a) with respect to the Indemnified Persons, against any Claim or Indemnified Damages to which any of them may become subject insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with the preparation of the Registration Statement, Prospectus or any amendment thereof or supplement thereto, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim or Indemnified Damages if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that an Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to the Registration Statement or Prospectus giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive any transfer of Registrable Securities by any Investor pursuant to Section 9.

(c)    Notice. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of the written threat of or notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim or Indemnified Damages, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, promptly deliver to the indemnifying party a written notice of the written threat of or notice of the commencement of such action or proceeding; provided that failure to so notify the indemnifying party will not relieve the indemnifying party from any liability it may have to such indemnified party hereunder except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action or proceeding as a result of such failure. Such notice shall state the nature and the basis of such Claim to the extent then known. In case any such action or proceeding is brought against any Indemnified Party or Indemnified Person and such Indemnified Party or Indemnified Person seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be. In any such proceeding, any Indemnified Person or Indemnified Party may retain its own counsel, but the fees and expenses of that counsel will be at the expense of that Indemnified Person or Indemnified Party, as the case may be, unless (i) the indemnifying party and the Indemnified Person or Indemnified Party, as applicable, shall have mutually agreed to the retention of that counsel, (ii) the indemnifying party does not assume the defense of such proceeding in a timely manner or (iii) in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel for the Indemnified Person or Indemnified Party, as applicable, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by counsel to the indemnifying party in such proceeding. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or proceeding or Claim or Indemnified Damages by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action, proceeding or Claim or Indemnified Damages. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, as the case may be, consent to entry of any judgment or enter into any settlement or other compromise with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be or has been sought hereunder (whether or not the Indemnified Party or Indemnified Person is an actual or potential party to such action or claim) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person (as applicable) of a full release from all liability with respect to such Claim or Indemnified Damages or which includes any admission as to fault or culpability on the part of such Indemnified Party or Indemnified Person.

(d)    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. The Indemnified Party or Indemnified Person shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party or Indemnified Person is finally judicially determined to not be entitled to indemnification hereunder.

(e)    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.    CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of Indemnified Damages or Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations which resulted in Indemnified Damages or Claim as well as any other relevant equitable considerations; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement, less the amount of any damages that such Investor has otherwise been required to pay in connection with such sale. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein.

8.    REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a)    make and keep public current information available, as those terms are understood and defined in Rule 144;

(b)    file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 4(c) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144 ; and

(c)    furnish to each Investor, unless otherwise available at no charge by access electronically to the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto), so long as such Investor owns Registrable Securities, promptly upon request, (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.    ASSIGNMENT OF REGISTRATION RIGHTS. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice within three (3) Business Days of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws; (iv) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

10.    AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended only with the written consent of the Company and the holders of two-thirds of the Registrable Securities, excluding Owned Shares; provided that a Person shall be deemed, for this purpose, to hold any Registrable Securities issuable upon conversion of any Securities held by such Person. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to each of the Investors.

11.    THIRD-PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that each Indemnified Person and Indemnified Party is an express third party beneficiary of the obligations of the parties hereto set forth in Section 6.

12.    MISCELLANEOUS.

(a)    A Person is deemed to be a holder of Registrable Securities (or a transferee or assignee of Registrable Securities, as applicable) whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

(b)    Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered via email, personally or by a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Further, any such notices, consents, waivers or other communications to an Investor must include notice via electronic mail. The addresses for such communications shall be:

If to the Company:

Great Elm Capital Group, Inc.

800 South Street, Suite 230

Waltham, MA 02453

Attention: Adam M. Kleinman

Email: akleinman@greatelmcap.com

With an additional copy to:

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Rory T. Hood

Email: rhood@jonesday.com

If to Investors, at the most current address given by the transfer agent and registrar of the Common Stock of the Company, with an additional copy to:

Paul Hastings LLP

515 South Flower Street

Twenty-Fifth Floor

Los Angeles, CA 90071

Attention: Arthur Zwickel

Email: artzwickel@paulhastings.com

(c)    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)    All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Investor may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any other jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court of the United States of America sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)    This Agreement, the Securities Purchase Agreement and the Securities (collectively, the “Transaction Documents”) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the other Transaction Document supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(f)    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)    This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof. No party hereto shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

(h)    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)    All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders. Any consent or other determination approved by Investors as provided in the immediately preceding sentence shall be binding on all Investors.

(j)    Each Buyer and each holder of the Registrable Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyers and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyers and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

(k)    Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns and, to the extent provided in Sections 6 and 7 hereof, each Indemnified Person and Indemnified Party, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(l)    The Company shall have no further obligations pursuant to this Agreement at the earlier of (i) such time as no Registrable Securities are outstanding and (ii) such time as the Registrable Securities covered by the Registration Statement that are not held by Affiliates of the Company are eligible for resale pursuant to Rule 144 without limitation, restriction or condition (including any current public information requirement thereunder); provided, in each case, however, that the Company’s obligations under Sections 6 and 11 of this Agreement shall remain in full force and effect following such time.

(m)    The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

(n)    Notwithstanding anything to the contrary contained herein, if the Company issues additional Securities after the date hereof, any purchaser of such Securities from the Company may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Buyer” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Buyer, so long as such additional Buyer has agreed in writing to be bound by all of the obligations as a “Buyer” hereunder.

(o)    The Company shall not grant any Person any registration rights with respect to shares of Common Stock or any other securities of the Company that would prohibit the Company from performing its obligations under this Agreement.

(p)    Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first above written.

COMPANY:

GREAT ELM CAPITAL GROUP, INC.

By:
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